CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS




     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 20, 1998, except for Note 16 for which the date is March 25, 1998, relating to the consolidated financial statements of Blonder Tongue Laboratories, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     We also consent to the reference to us under the caption "Experts" in such Prospectus.



/s/ BDO Seidman, LLP

Woodbridge, New Jersey

May 18, 1998